Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SANTARUS, INC.

at

$32.00 Net Per Share

Pursuant to the Offer to Purchase Dated December 3, 2013

by

WILLOW ACQUISITION SUB CORPORATION,

an indirect wholly owned subsidiary of

SALIX PHARMACEUTICALS, LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 31, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

December 3, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 3, 2013 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer” by Willow Acquisition Sub Corporation, a Delaware corporation ( “Purchaser”) and an indirect wholly owned subsidiary of Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share (collectively, the “Shares”), of Santarus, Inc., a Delaware corporation (“Santarus”), at a purchase price of $32.00 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

THE BOARD OF DIRECTORS OF SANTARUS UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price is $32.00 per Share, net to you in cash, without interest and subject to any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 7, 2013 (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), among Salix,

Salix Pharmaceuticals, Inc., a California corporation and a wholly owned subsidiary of Salix, Purchaser, and Santarus, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will be merged with and into Santarus (the “Merger”), following which the separate existence of Purchaser will cease and Santarus will continue as an indirect wholly owned subsidiary of Salix. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of Santarus, (ii) Shares owned by Santarus, Purchaser or any wholly owned subsidiary of Salix or Santarus and (iii) Shares that are held by any stockholders who are entitled to and who properly demand appraisal in connection with the Merger) will be canceled and converted automatically into the right to receive an amount in cash equal to the Offer Price, without interest thereon and subject to any required withholding taxes.

4. After careful consideration, the board of directors of Santarus has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of, Santarus’ stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved, subject to the terms of the non-solicitation obligations of the Merger Agreement, to recommend that Santarus’ stockholders accept the Offer and tender their Shares pursuant to the Offer.

5. The Offer and all withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of the day on December 31, 2013, unless the Offer is extended.

6. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SANTARUS, INC.

at

$32.00 Net Per Share

Pursuant to the Offer to Purchase Dated December 3, 2013

by

WILLOW ACQUISITION SUB CORPORATION,

an indirect wholly owned subsidiary of

SALIX PHARMACEUTICALS, LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 3, 2013 (the “Offer to Purchase”), and the related letter of transmittal, which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer” by Willow Acquisition Sub Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Santarus, Inc., a Delaware corporation, at a purchase price of $32.00 per Share, net to the seller in cash, without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion. However, stockholders may challenge Purchaser’s determinations in a court of competent jurisdiction.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering holder of Shares. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Names(s))

Address:
(Include Zip Code)

Area code and Telephone no.:

Tax Identification or Social Security No.: